UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-82580	59-3733133
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

975 East 5400 South

Suite 100

Salt Lake City, Utah 84117

(801) 207-1816

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Item 5.02	Election of Director.

On October 14, 2005, the board of directors of the registrant expanded the board to three members and elected Mr. Robert Genesi to fill the vacancy on the board created by the expansion from two to three members. Mr. Genesi has extensive experience with start-up companies and turnaround situations in the technology sector, including the storage industry sector. He has in excess of 25 years of operating experience in senior and corporate level positions with a variety of major technology firms. Mr. Genesi was President and CEO of IData Corporation, a company that develops linear storage products. Mr. Genesi was President and COO of Read-Rite Corporation from 1987 to 1993, President of Rexon Corporation from 1994 to 1996, and President of DAS Devices from 1997 to 1998. He has been involved in many different areas during his career, including production, finance, marketing, and human resources. Mr. Genesi is an engineer by training.

The registrant does not have any committees of the board of directors and there were no arrangements or understandings between Mr. Genesi and existing board members other than Mr. Genesi becoming a member of the management team. There have been no related party transactions between Mr. Genesi and the registrant.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

Dated: October 14, 2005	By:	/s/ Arden Oliphant
Arden Oliphant Chief Executive Officer